                                                                     EXHIBIT 4.2

          SECOND AMENDMENT, dated as of May 2, 1997 (this "Second Amendment"), with respect to the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of November 19, 1996 (as amended by the Waiver and First Amendment, dated as of February 11, 1997 and as the same may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among PAXSON COMMUNICATIONS CORPORATION, a Delaware corporation (the "Borrower"), the lenders from time to time party thereto (the "Lenders"), and UNION BANK OF CALIFORNIA, N.A., as Agent.


                                  WITNESSETH:
                                  -----------

          WHEREAS, the parties hereto wish to amend certain provisions of the Credit Agreement, but only on the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:

          1. Definitions. Unless otherwise defined herein, all capitalized terms defined in the Credit Agreement and used herein are so used as so defined.

          2.   Amendments to Credit Agreement.

               A. Subsection 1.1 of the Credit Agreement is hereby amended by inserting at the end of the definition of "Leverage Ratio" the following:

          For the purposes of calculating the Leverage Ratio for the 1997 fiscal year of the Borrower, Consolidated Total Debt shall be determined without regard to any "Permitted Indebtedness", as such term is defined in the Senior Subordinated Note Indenture, provided that the aggregate principal amount of such Permitted Indebtedness excluded from such calculation of Consolidated Total Debt shall not be in excess of $30,000,000.

               B. Subsection 2.6(d) of the Credit Agreement is hereby amended by deleting the date "June 30, 1997" in the fourth line thereof and substituting in lieu thereof the date "September 30, 1997".

               C. Subsection 6.1(a) of the Credit Agreement is hereby amended by deleting the table therein and inserting in its place the following new table:

                       PERIOD ENDED                                      LEVERAGE RATIO
                       ============                                      ==============
                Closing Date - September 30, 1997                           6.35:1.00
                ------------------------------------                        ---------
                October 1, 1997 - September 30, 1998                        5.50:1.00
                ------------------------------------                        ---------
                October 1, 1998 - thereafter                                5.00:1.00
                ====================================                        =========


                     D. Subsection 6.1(b) of the Credit Agreement is hereby amended by deleting the table therein and inserting in its place the following new table:


                                                                         CASN INTEREST
                       PERIOD                                            COVERAGE RATIO
                       ======                                            ==============
                Closing Date -
                March 31, 1997                                              1.40:1.00
                ------------------------------------                        ---------
                April 1, 1997 - September 30, 1997                          1.30:1.00
                ------------------------------------                        ---------
                October 1, 1997 - December 31, 1998                         1.50:1.00
                ------------------------------------                        ---------
                Thereafter                                                  2.00:1.00
                ====================================                        =========

                3. Effect of Issuance or Sale of Equity Securities. If (a) any class of equity Securities of the Borrower or any of its Subsidiaries shall be issued or sold during the 1997 fiscal year of the Borrower and (b) the Net Cash Proceeds received by the Borrower or any of its Subsidiaries from such issuance or sale are in an amount such that the application of such Net Cash Proceeds to the reduction of the Consolidated Total Debt of the Borrower would enable the Borrower to be in compliance with subsection 6.1(a) of the Credit Agreement as such subsection was in effect prior to this Second Amendment, then the amendments to the Credit Agreement contained in subsections 2A and 2C of this Second Amendment shall cease to be in effect and the provisions of the Credit Agreement amended by subsections 2A and 2C of the Second Amendment shall be in effect as such provisions were in effect prior to the Second Amendment, except as such provisions may be amended, modified or supplemented subsequent to the date hereof in accordance with the Credit Agreement.

                4. Effective Date. This Second Amendment will become effective as of the date hereof upon its execution by the Borrower and the Lenders in accordance with the terms of the Credit Agreement.

                5. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Second Amendment (a) this Second Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyances, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and by an implied covenant of good faith and fair dealing, (b) the representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the date hereof before and after giving effect to the terms hereof (except to the extent that such representations and warranties shall have been true and correct in all material respects on and as of such earlier date) and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof nor would result herefrom.

                6. Continuing Effect. Except as expressly waived or amended hereby, the Credit Agreement shall continue to be and shall remain in full force and effect in accordance with its terms.

                7. GOVERNING LAW. THIS SECOND AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                8. Counterparts. This Second Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                9. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Second Amendment, including without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their property and duly authorized officers as of the day and year first above written.


                                       PAXSON COMMUNICATIONS
                                       CORPORATION

                                       By: /s/
                                           ------------------------------
                                           Title:


                                       UNION BANK OF CALIFORNIA, N.A., as
                                       Agent


                                       By: /s/Christine P. Ball
                                           ------------------------------
                                           Title:  Vice President


                                       THE BANK OF NEW YORK


                                       By: /s/
                                           ------------------------------
                                           Title


                                       CIBC, INC.


                                       By: /s/
                                           ------------------------------
                                           Title


                                       THE FIRST NATIONAL BANK OF BOSTON


                                       By: /s/
                                           ------------------------------
                                           Title

                                       FIRST UNION NATIONAL BANK OF NORTH
                                       CAROLINA


                                       By: /s/
                                           ------------------------------
                                           Title:  Senior Vice President


                                       ABN-AMRO BANK N.V.
                                       ABN AMRO NORTH AMERICA, INC.


                                       By: /s/
                                           ------------------------------


                                       BANK OF AMERICA ILLINOIS


                                       By: /s/
                                           ------------------------------
                                           Title


                                       BANK OF MONTREAL


                                       By: /s/
                                           ------------------------------
                                           Title


                                       BARNETT BANK, N.A.


                                       By: /s/
                                           ------------------------------
                                           Title

                                             ABN AMRO BANK NV

                                             By: /s/Javier M. Rosio
                                                 ---------------------------
                                                 Name:  Javier M. Rosio
                                                 Title: Group Vice President



                                             By: /s/Michel A. Bibler
                                                 ---------------------------
                                                 Name:  Michel A. Bibler
                                                 Title: Vice President

                                 FLEET NATIONAL BANK


                                 By: /s/
                                    ----------------------------------
                                    Title:



                                 LTCB TRUST COMPANY


                                 By:
                                    ----------------------------------
                                    Title:



                                 THE SUMITOMO BANK LIMITED


                                 By: /s/ ALLEN L. HARVELL, JR.
                                    ----------------------------------
                                    Title: ALLEN L. HARVELL, JR.
                                           VICE PRESIDENT & MGR.


                                 By: /s/ M. PHILLIP FREEMAN
                                    ----------------------------------
                                    Title: M. PHILLIP FREEMAN
                                           VICE PRESIDENT


                                 SUNTRUST BANK, CENTRAL FLORIDA, N.A.


                                 By: /s/
                                    ----------------------------------
                                    Title:
                                           VICE PRESIDENT